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                                                                    Exhibit 23.2


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Prospectus constituting part of the Registration Statement on Form S-3 of SystemSoft Corporation of our report dated March 8, 1996 on the financial statements of Radish Communications Systems, Inc., which appears as Exhibit 99.1 of SystemSoft Corporation's Current Report on Form 8-K dated December 19, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP

Price Waterhouse LLP

Boulder, Colorado
December 31, 1996